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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

REDDING BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Redding Bancorp
Notice of 2003 Annual Meeting of Shareholders
And
Proxy Statement

April 4, 2003

Dear Shareholder:

It is my pleasure to invite you to Redding Bancorp’s 2003 Annual Meeting of Shareholders.

We will hold the meeting on May 20, 2003, at 5:00 p.m., in the lobby of Redding Bank of Commerce located at 1951 Churn Creek Road, Redding, California, 96002. In addition to the formal items of business, I will report on past performance and future prospects.

This mailing includes the formal notice of the Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and our 2002 Annual Report provides financial results and information about Redding Bancorp.

Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly, or use the convenient telephone voting method as described on the proxy card. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Michael C. Mayer

Michael C. Mayer
President and
Chief Executive Officer
Redding Bancorp

Redding Bancorp

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, May 20, 2003

Time:	5:00 p.m

Place:	Redding Bank of Commerce
1951 Churn Creek Road
Redding, California 96002

Dear Shareholders:

At our 2003 Annual Meeting, we will ask you to:

•	Elect ten directors to each serve for a term of one year;

•	Amend the Corporate bylaws to expand the number of director seats to no less than seven (7) nor more than eleven (11)

•	Ratify the appointment of Deloitte & Touche, LLP as our independent auditors for 2002; and

•	Transact any other business that may properly be presented at the Annual Meeting.

If you were a shareholder of record as of the close of business on March 1, 2003, you are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

We urge you to mark, sign and date and return the enclosed proxy as promptly as possible in the postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. Proxies will also be accepted by telephone vote, transmission of a telegram, cablegram, facsimile or by oral telephonic transmission provided such transmission contains sufficient information from which it can be determined that the transmission was authorized by the shareholder. Our transfer agent’s facsimile number is (415) 989-5241. Returning your proxy will not limit your rights to attend or vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ David H. Scott

Corporate Secretary

Redding, California
Dated: April 4, 2003

Information about the Annual Meeting and voting
Why did you send me this proxy?
Who is entitled to vote?
What constitutes a quorum?
How many votes do I have?
How do I vote by proxy?
How do I change my vote?
What vote is required to approve each proposal?
Proposal 1 Elect ten directors
Proposal 2 Amend Corporate bylaws Section 3.2 Director Seats
Proposal 3 Ratification of Independent Public Accountants
What are the costs of soliciting these Proxies?
How do I obtain an Annual Report on Form 10-K?
Information about Redding Bancorp Stock Ownership
Does anyone own more than 5% of Redding Bancorp Stock?
How much of Redding Bancorp Stock is owned by Directors and Executive Officers?
Information about Directors and Executive Officers
The Board of Directors
The Committees of the Board
Audit Committee Report
Board of Directors Meetings
How we compensate Directors
Section 16(a) Beneficial Ownership compliance
Compensation Committee interlocks and Insider participation
Related party transactions
Indemnification matters
Executive Compensation Committees report on executive compensation
Executive Officers
Stock Options
Employment contracts, Change in control agreements and termination of employment
Salary Continuation Plan
Stock performance graph
Discussion of the proposals recommended by the Board
Proposal 1: Elect ten Directors
Proposal 2: Amend Corporate bylaws
Proposal 3: Ratify selection of Independent Public Accountants for 2002
Other Business
Requirements, including deadlines for submission of proposals
Appendix A – Audit Committee charter

Information about the Annual Meeting and voting
Why did you send me this proxy?	3
Who is entitled to vote?	3
What constitutes a quorum?	3
How many votes do I have?	3
How do I vote by proxy?	3
How do I change my vote?	4
What vote is required to approve each proposal?	4
Proposal 1 Elect ten directors	4
Proposal 2 Amend Corporate bylaws Section 3.2 Director Seats	4
Proposal 3 Ratification of Independent Public Accountants	4
What are the costs of soliciting these Proxies?	4
How do I obtain an Annual Report on Form 10-K?	4

Information about Redding Bancorp Stock Ownership
Does anyone own more than 5% of Redding Bancorp Stock?	5
How much of Redding Bancorp Stock is owned by Directors and Executive Officers?	5,6

Information about Directors and Executive Officers
The Board of Directors	7
The Committees of the Board	7
Audit Committee Report	8
Board of Directors Meetings	10
How we compensate Directors	10
Section 16(a) Beneficial Ownership compliance	10
Compensation Committee interlocks and Insider participation	10
Related party transactions	10
Indemnification matters	11
Executive Compensation Committees report on executive compensation	11
Executive Officers	13
Stock Options	15
Employment contracts, Change in control agreements and termination of employment	16
Salary Continuation Plan	16
Stock performance graph	17

Discussion of the proposals recommended by the Board
Proposal 1: Elect ten Directors	18
Proposal 2: Amend Corporate bylaws	20
Proposal 2: Ratify selection of Independent Public Accountants for 2002	20

Other Business

Requirements, including deadlines for submission of proposals	21

Appendix A — Audit Committee charter	22

Why did you send me this Proxy Statement?

We sent you this proxy statement in connection with the solicitation by the Board of Directors of Redding Bancorp, a California corporation, of proxies in the accompanying form to be used at the Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card, or use the convenient telephone voting method as described in the proxy card.

Along with this Proxy Statement, we are also sending you our 2002 Annual Report and financial statement.

Who is entitled to vote?

Shareholders of record at the close of business on March 1, 2003 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 2,641,536 shares of Common Stock outstanding and entitled to vote.

What constitutes a quorum?

The presence in person or by proxy of the holders of a majority of the Company’s outstanding shares of Common Stock (“Common Stock”) constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. A broker “non-vote” occurs when the nominee holding shares for a beneficial owner does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions will be included in the tabulations of the vote’s cast on proposals presented to the shareholders and therefore will have the effect of a negative vote. Broker “non-votes” will not be counted for purposes of determining the number of votes cast for a proposal.

How many votes do I have?

Each share of Redding Bancorp Common Stock that you owned as of the close of business on March 1, 2003 entitles you to one vote. The proxy card indicates the number of votes that you have.

How do I vote by proxy?

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly. Returning the proxy card will not affect your right to attend the Annual Meeting and vote. If you fill in your proxy card and send it to us in time to vote, your “proxy” (as appointed on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

“For” the election of all ten nominees for Director

“For” amendment to corporate bylaws to expand the number of director seats to no less than seven (7) nor more than eleven (11)

“For” the ratification of independent accountants for 2002

If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with his or her best judgement. At the time this Proxy Statement went to press, we knew of no matters that needed to be acted upon at the Annual Meeting, other than those discussed in this Proxy Statement.

How do I change my vote?

If you fill out and vote the proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting.

You may notify the Company’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy.

You may attend the Annual Meeting and vote in person.

What vote is required to approve each proposal?

Proposal 1: Elect ten directors

The ten nominees for director who receive the most votes will be elected. If you do not vote for a particular nominee, or you indicate “Withhold Authority” to vote for a particular nominee on you proxy card, your vote will not count “for” or “against” the nominee.

Proposal 2: Amend the Corporate bylaws to expand the seat of directors to not less than seven (7) nor more than eleven (11).

The affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal is submitted to amend the Corporate bylaws Section 3.2 to expand the seat of directors to not less than seven (7) nor more than eleven (11).

Proposal 3: Ratification of the selection of Independent Public Accountants

The affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal is submitted to ratify the selection of independent public accountants. If you “abstain” from voting, it has no effect on the outcome of this proposal

What are the costs of soliciting these Proxies?

The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, certain directors, officers and other employees of the Company may make solicitation by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company’s Common Stock. We have contracted with Mellon-Investor Services to assist us in the distribution of materials and tabulation of the results. This service will cost the Company approximately $6,700.00.

How do I obtain an Annual Report on Form 10-K?

The consolidated financial statements of Redding Bancorp and subsidiaries for the year ended December 31, 2002, as part of the Company’s 2002 Annual Report to Shareholders accompany this proxy statement.

Additional copies of the annual report on Form 10-K may be obtained upon written request to Linda J. Miles, Executive Vice President & Chief Financial Officer at the Holding Company’s administrative offices, 1951 Churn Creek Road, Redding, California 96002.

The Securities and Exchange Commission (SEC) maintains an internet site at http://www.sec.gov that contains Redding Bancorp’s SEC filings. Access to the filings are also available from Redding Bank of Commerce’s website portal under the heading “Investor Information”. The address is www.reddingbankofcommerce.com. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about April 4, 2003.

Information about Redding Bancorp Stock Ownership

Does anyone own 5% or more of Redding Bancorp Common Stock?

Yes. Redding Bancorp is aware of four shareholders who beneficially own 5% or more of our outstanding common stock. The Securities and Exchange Commission has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares that a person has a right to acquire within sixty (60) days.

The following table shows, to the knowledge of the Company, the only beneficial owners of more than five percent of the Corporations shares as of March 1, 2003.

Name and address of Beneficial Owner	Number of shares	Percent of Class

Robert C. Anderson	189,500	7.18%
1960 Bechelli Lane Redding, California 96002

John C. Fitzpatrick	188,720	7.15%
4561 Quinton Drive Redding, California 96001

Harry L. Grashoff, Jr.	177,980	6.74%
3162 Pinot Path Redding, California 96001

Gilbert and Irene Jean Goetz (2)	143,534	5.44%
1330 Ala Moana Blvd. # 3106 Honolulu, HI 96814

How much of Redding Bancorp Stock is owned by Directors and Executive Officers?

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 1, 2003 by (i) each person who is known by the Company to beneficially own more than five percent of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the Named Executive Officers (as defined on page 8) and (iv) all directors and executive officers of the Company as a group.

	Number of Shares of
	Common Stock	# Percentage of
Name and Address of Beneficial Owner	Beneficially Owned (1)	class

Robert C. Anderson(3)	189,500	7.18%
John C. Fitzpatrick(4)	188,720	7.15%
Harry L. Grashoff, Jr.(5)	177,980	6.74%
Welton L. Carrel(6)	114,246	4.33%
Eugene L. Nichols(7)	64,210	2.43%
Kenneth R. Gifford, Jr.(8)	63,042	2.39%
Russell L. Duclos(9)	51,960	1.96%
Michael C. Mayer(10)	43,086	1.64%
David H. Scott(11)	33,621	1.28%
Linda J. Miles(12)	23,455	*
Lyle L. Tullis (13)	2,000	*
All directors and executive officers as a group (11 persons)	951,820	36.04%

*	Indicates less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 1, 2003, are deemed to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated by footnotes and subject to community property laws, where applicable, the persons named above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Includes 143,534 shares held by the Irene and Gilbert Goetz Trust, of which Mrs. Goetz is a co-trustee with Mr. Goetz and shares voting and investment power with respect to such shares.

(3)	Includes 140,000 shares held by the Anderson Family Revocable Living Trust, of which Mr. Anderson is a co-trustee and shares voting and investment power with respect to such shares, and 49,500 shares issuable to Mr. Anderson upon the exercise of options exercisable within 60 days of March 1, 2003.

(4)	Includes 130,911 shares held by Carbonated Industries Inc., 16,559 shares owned by the J.C. and Betty Fitzpatrick 1984 Revocable and 41,250 shares issuable to Mr. Fitzpatrick upon the exercise of options exercisable within 60 days of March 1, 2003. Mr. Fitzpatrick is chief executive officer of Carbonated Industries, Inc. Mr. Fitzpatrick disclaims beneficial ownership of such shares except for those shares in which he has a pecuniary interest.

(5)	Includes 123,000 shares held by the Grashoff Family Revocable Trust of which Mr. Grashoff and his wife are co-trustees, 6,204 shares held separately in his spouse’s name, 7,526 held individually and 41,250 shares issuable to Mr. Grashoff upon the exercise of options exercisable within 60 days of March 1, 2003.

(6)	Includes 84,546 shares held by the Carrel Family Living Trust of which Mr. Carrel is a co-trustee and shares voting and investment power with respect to such shares and 29,700 shares issuable to Mr. Carrel upon the exercise of options exercisable within 60 days of March 1, 2003.

(7)	Includes 1,207 shares held jointly with Mr. Nichols’ spouse, 40,063 individually, 500 shares held separately in his wife’s name, and 22,440 shares issuable to Mr. Nichols upon the exercise of options exercisable within 60 days of March 1, 2003.

(8)	Includes 44,562 shares held jointly with Mr. Gifford’s spouse, 6,600 shares held by Gifford Construction, Inc. and 11,880 shares issuable to Mr. Gifford upon the exercise of options exercisable within 60 days of March 1, 2003.

(9)	Includes 25,000 shares held by the Duclos Family Trust of whom Mr. Duclos and his wife are co-trustees, and 26,690 shares issuable to Mr. Duclos upon the exercise of options exercisable within 60 days of March 1, 2003.

(10)	Includes 5,650 shares held individually in an IRA account, 535 shares in a 401K accounts by Mr. Mayer, 6,901 shares in the RBC 401K Plan to which Mr. Mayer has voting powers as Trustee, and 30,000 shares issuable to Mr. Mayer upon the exercise of options exercisable within 60 days of March 1, 2003.

(11)	Includes 10,383 shares held jointly with Mr. Scott’s spouse, 1,788 shares in 401K retirement plan and 21,450 shares issuable to Mr. Scott upon the exercise of options exercisable within 60 days of March 1, 2003.

(12)	Consists of 1,205 shares held individually in 401K retirement plan and 22,250 shares issuable to Ms. Miles upon the exercise of options exercisable within 60 days of March 1, 2003.

(13)	Includes 2,000 shares held jointly with Mr. Tullis’ spouse.

Information about Directors and Executive Officers

The Board of Directors

The Board of Directors oversees the business and monitors the performance of management. The Board does not involve itself in day-to-day operations. The directors are informed through reading reports and other materials, active participation in Board and committee meetings, and discussions with key executives and principal external advisors such as legal counsel, outside auditors, investment bankers and other consultants.

The Committees of the Board of Directors

The Board of Directors has a standing Loan Committee, Executive Committee, Asset/Liability Committee, Long-range Planning Committee, Executive Compensation Committee and Audit Committee. The Board has not appointed a Nominating Committee. The Executive Compensation Committee and Audit Committee are comprised entirely of independent directors.

Executive Committee

The members of the Executive Committee during 2002 were Robert C. Anderson, Michael C. Mayer, John C. Fitzpatrick, Kenneth R. Gifford, and Harry L. Grashoff, Jr. The Executive Committee held 11 meetings during 2002. The Executive Committee’s functions are to review and discuss all current and pending strategic actions of the Company.

Loan Committee

The members of the Loan Committee during 2002 were Robert C. Anderson, Russell L. Duclos, Harry L. Grashoff, Jr., Welton L. Carrel, David H. Scott and Michael C. Mayer. The Loan Committee held 51 meetings during 2002. The Loan Committee’s functions are to establish credit policy, monitor portfolio quality, review and approve credits, establish lending limits and monitor the Company’s reserve allowance.

Long-range Planning Committee

The members of the Long-range Planning Committee during 2002 were Robert C. Anderson, John C. Fitzpatrick, Kenneth R. Gifford, Jr., Harry L. Grashoff, Jr., Eugene L. Nichols and Michael C. Mayer. The Long-range Planning Committee met twice during 2002. The Long-range Planning Committee’s functions are to establish short and long term strategic goals for the Company.

Asset/Liability Committee

The members of the Asset/Liability Committee during 2002 were Robert C. Anderson, Russell L. Duclos, Harry L. Grashoff, Jr., David H. Scott, Michael C. Mayer and Linda J. Miles. The Asset/Liability Committee held four meetings during 2002. The Asset/Liability Committee’s functions are to establish investment policy, monitor mix and maturity of the loan and investment portfolios and monitor exposure to interest rate risk.

Executive Compensation Committee

The members of the Executive Compensation Committee during 2002 were Robert C. Anderson, John C. Fitzpatrick, Kenneth R. Gifford, Jr., and David H. Scott. The Executive Compensation Committee held two meetings during 2002. The Executive Compensation Committee’s functions are to administer the Company’s compensation programs and policies applicable to its executive officers. The Executive Compensation Committee meets annually to review and reestablish the salaries of the Company’s executive officers and to propose adjustments to the incentive compensation profit sharing program.

The Executive Compensation Committee also administers the Company’s 1998 Stock Option Plan.

Audit Committee

The members of the Audit Committee during 2002 were Robert C. Anderson, Welton L. Carrel, John C. Fitzpatrick, Kenneth R. Gifford, Jr., Eugene L. Nichols, David H. Scott. The Audit Committee held five meetings during 2002. The Audit Committee’s functions are to assist the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors (“Board”), the Audit Committee of the Board (“Committee”) assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company and other such duties as directed by the board. The membership of the committee consists of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member of the committee is free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgement, and meet the director independence requirements for serving on Audit Committees as set forth in the corporate governance standards of the NASDAQ.

During 2002, the Committee met five times. The Chairman of the Committee reviewed the financial information contained in each of the quarterly press announcements and SEC Form 10-Q filings with the Chief Executive Officer, CFO and independent auditors before public release. The Chairman and committee members have considerable expertise in financial matters.

In discharging its oversight responsibility with respect to the Audit process, the Committee obtained from the independent auditors (the Company considers all outside auditing consultants as “Independent auditors”) a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence. The Committee also discussed with management and the independent auditors the quality and adequacy of Redding Bancorp’s internal controls and the outsourced audit functions, responsibilities, budget and staffing. The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of the independent auditors audit of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of Redding Bancorp as of and for the year ended December 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation of Redding Bancorp’s financial statements and the independent auditors have the responsibility for the audit of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that Redding Bancorp’s audited financial statements be included in its annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Principal Accounting Firm fees

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $132,600.

Financial Information Systems Design and Implementation Fees

Deloitte & Touche did not render any professional services for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”, for the fiscal year ended December 31, 2002 were $16,846.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

Respectfully submitted,

David H. Scott, Chairman of the Audit Committee Robert C. Anderson John C. Fitzpatrick Welton L. Carrel Kenneth R. Gifford, Jr. Eugene L. Nichols

Board of Directors Meetings

The Board of Directors held 12 meetings during 2002. All directors attended at least 95% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve.

How we compensate Directors

Each outside director of the Company receives $900 for each Board of Directors meeting attended, $500 for each meeting not attended, $250 for each loan and meeting attended and $200 for all other committee meetings attended. Committee chairmen are paid an additional $50 per meeting. The Chairman of the Board is paid an additional $700 per month, regardless of the number of meetings attended. Directors are also eligible to participate in the 1998 Stock Option Plan, as determined by the Executive Compensation Committee.

In April 1998, options to purchase shares of the Company’s Common Stock were granted to each of the Company’s directors as follows: Robert C. Anderson: 49,500 shares, Welton L. Carrel: 29,700 shares, Russell L. Duclos: 30,000 shares, John C. Fitzpatrick: 41,250 shares, Kenneth R. Gifford, Jr.: 19,800 shares, Harry L. Grashoff, Jr.: 41,250 shares, Eugene L. Nichols: 27,540 shares and David H. Scott: 21,450 shares. The options were granted at an exercise price of $8.25, which represented 85% of the fair market value of the Common Stock on the date of grant as determined by the most recent sale activity posted on the over-the-counter bulletin board. The options vest at the rate of 20% per year commencing on April 22, 1998.

Under the terms of the 1998 Stock Option Plan, vesting of the options is accelerated in the event of a change of control (as defined in the 1998 Stock Option Plan), termination of employment by reason of death or disability, retirement, or termination of employment by the Company without cause.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company. Based upon a review of such reports, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed on time.

Compensation Committee Interlocks and Insider Participation

None of the members of the Executive Compensation Committee of the Board of Directors serves or has served as an officer or employee of Redding Bancorp or its subsidiaries.

Related Party Transactions

Certain directors and officers of the Bank and entities with which they are associated are customers and have transactions with the Bank in the ordinary course of business. All loans and commitments included in such transactions are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

Indemnification Matters

The Company’s bylaws provide for indemnification of the Company’s directors, officers, employees and other agents of the Company to the extent and under the circumstances permitted by the California General Corporation Law. The Company’s bylaws also provide that the Company shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not the Company would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of the Company’s bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions in the Company’s bylaws, the Company has been informed that, in the opinion of the Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

How we compensate Executive Officers

Executive Compensation Committees Report on Executive Compensation

The Company’s compensation programs and policies applicable to its executive officers are administered by the Executive Compensation Committee of the Board of Directors. The Executive Compensation Committee is made up entirely of nonemployee directors. The members of the Executive Compensation Committee are Robert C. Anderson, John C. Fitzpatrick, David H. Scott and Kenneth R. Gifford, Jr.

Compensation Philosophy and Policies

The Company’s compensation programs and policies are designed to enhance shareholder value by aligning the financial interests of the executive officers of the Company with those of the Company’s shareholders. The Executive Compensation Committee meets annually to review the salaries of executive officers, to reestablish the base salary, to propose adjustments to the incentive compensation portion and to establish a discretionary bonus plan if all performance objectives are met.

The Company’s philosophy for granting stock options is based on the principles of encouraging key employees to remain with the Company and to encourage ownership thereby providing them with a long-term interest in the Company’s overall performance. Income arising under the 1998 Stock Option Plan currently does not qualify as performance-based compensation. The Company intends to retain the flexibility necessary to provide total cash compensation in line with competitors’ practice, the Company’s compensation philosophy and the Company’s best interests, including compensation that may not be deductible.

Components of Executive Officer Compensation

There are four primary components of executive compensation: base salary, incentive profit sharing, discretionary incentive and options granted under the 1998 Stock Option Plan.

Base Salary. The annual base salaries of executive officers are reviewed by the Executive Compensation Committee, taking into consideration the level of peer group salaries, the overall performance of the Company, the performance of the portfolio and department under the executive officer’s management control and the individual executive officer’s contribution and performance.

The base salary for the Chief Executive Officer for 2002 was determined by (i) examining the Company’s performance against its preset goals, (ii) comparing the Company’s performance against its peer group competitors, (iii) evaluating the effectiveness and performance of the Chief Executive Officer and (iv) comparing the base salary of the Chief Executive Officer to that of other chief executive officers in the Company’s peer group. The total compensation received by the Company’s Chief Executive Officer is detailed in the Summary Compensation Table.

Incentive Profit Sharing Plan. The Company’s Incentive Profit Sharing Plan (the “Profit Sharing Plan”) is a cash-based incentive profit sharing program. The Profit Sharing Plan provides that profit sharing is computed on the Company’s profit after a 20% return on prior years equity, before income taxes, less any gain on investments securities sold and plus any losses on investment securities sold. The cash incentive is paid the first week of each calendar quarter as to 70% of the incentive earned for the previous calendar quarter. The remaining 30% holdback is paid upon verification and completion of its audited annual financial statements. The Company’s President & Chief Executive Officer earns 3.14% of the profits as defined above, the Company’s Executive Vice President and Chief Financial Officer earns 1.97% of the profits as defined above, limited by caps.

Discretionary Incentive. Each year the Executive Compensation Committee establishes a discretionary incentive plan for the Company’s two highest-ranking executive officers. The bonus is paid if the Company meets certain preset financial and growth goals set forth in the Company’s strategic plan.

Stock Options. Under the Company’s compensation philosophy, ownership of the Company’s Common Stock is a key element of executive compensation. The grant of a stock option is intended to retain and motivate key executives and to provide a direct link with the interest of the shareholders of the Company. In general, stock option grants are determined based on (i) prior award levels, (ii) total awards received to date by the individual executives, (iii) the total stock award to be made and the executive’s percentage participation in that award, (iv) the executive’s direct ownership of Company Common Stock, (v) the number of options vested and nonvested and (vi) the options outstanding as a percentage of total shares outstanding. No additional options were granted as executive compensation during 2002.

Respectfully submitted,

Robert C. Anderson, Chairman of the Executive Compensation Committee John C. Fitzpatrick David H. Scott Kenneth R. Gifford, Jr.

Executive Officers

Set forth below are the names and most recent biographies of Redding Bancorp’s executive officers.

Name and age	Principal occupation and business experience

Michael C. Mayer, born in 1956	President and Chief Executive Officer and a director of Redding Bancorp, Redding Bank of Commerce and RBC Mortgage Services since January 2001.From April 1997 to May 2000, he served as Executive Vice President and Chief Credit Officer of the bank. From May 2000 to January 2001, he served as Executive Vice President and Chief Operating Officer of the Bank. Before joining Redding Bank of Commerce, Mr. Mayer was Senior Vice President and Senior Loan Officer at another California independent financial institution.

Linda J. Miles, born in 1953	Executive Vice President and Chief Financial Officer of Redding Bancorp and Redding Bank of Commerce since January 1996. From October 1989 to December 1995, she served as Senior Vice President and Chief Financial Officer of the bank. With over 25 years of financial experience, before joining Redding Bank of Commerce, Ms. Miles was Senior Vice President and Chief Financial Officer at another California independent financial institution.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain summary information concerning compensation paid to the Company’s Chief Executive Officer and one other officer who were serving as executive officers on December 31, 2002, and whose aggregate salary and bonus exceeded $100,000 in fiscal 2002 (the “Named Executive Officers”) and for each of the fiscal years ended December 31, 2001 and 2000.

Summary Compensation Table

	Annual Compensation			Long term
				compensation awards

					Securities
					Underlying	All Other
				Other ($)	Options	Compensation
Name and Principal Position	Year	Salary ($)	Incentive ($)	(4)	(#)	($)(5)

Michael C. Mayer	2002	$125,000	$64,969	$5,000		$2,400
President & Chief Executive Officer	2001	$115,000	$69,725	$5,000	5,250	$2,256
of the Bank	2000	$88,400	$83,615	$5,000	24,750	$3,985

Linda J. Miles	2002	$101,000	$54,373	$5,000		$2,400
Executive Vice President &	2001	$93,000	$61,244	$5,000	5,000	$2,256
Chief Financial Officer	2000	$88,400	$83,615	$5,000	24,750	$4,029

(4)	Represents an automobile for business use, for which the Company pays all expenses, and membership expenses in connection with the use of a private club for business purposes, particularly for the purpose of entertaining the Bank’s customers. The officers may have derived some personal benefit from the use of such automobiles and membership. The Company, after reasonable inquiry, believes that the value of any personal benefit not directly related to job performance which is derived from the personal use of such automobile and membership does not exceed $5,000 per year in the aggregate for any single executive officer.

(5)	Represents health insurance premiums paid by the Company.

STOCK OPTIONS

     The following table summarizes the value of the options held at the end of fiscal 2002.

The Named Executive Officers

	Individual Grants				Potential
					Realizable Value at
	Number of	Percentage of			Assumed Annual Rates of
	Securities	Total Options			Stock Price Appreciation
	Underlying	Granted to	Exercise		for Option Term(4)
	Options	Employees in	Price	Expiration
Name	Granted(#)(1)	Fiscal Year	($/Sh)(2)	Date(3)	5%($)	10%($)

Michael C. Mayer	24,750	—%	$9.70	04/22/08	$149,400	$381,150
Michael C. Mayer	5,250	—%	$16.25	06/01/11	$53,970	$136,343
Linda J. Miles	24,750	—%	$9.70	04/22/08	$149,400	$381,150
Linda J. Miles	5,000	—%	$20.00	08/21/11	$63,100	$159,550

(1)	The right to exercise these stock options vests on an annual basis over a five-year period from the date of the grant. Under the terms of the Company’s stock plans, the committee designated by the Board of Directors to administer such plans retains the discretion, subject to certain limitations, to modify, extend or renew outstanding options and to reprice outstanding options. Options may be repriced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue, which may be lower than the original exercise price of such canceled options.

(2)	The exercise price is equal to 100% of the fair market value on the date of grant as determined by the Board of Directors.

(3)	The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.

(4)	The five- percent and ten percent assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future price of the Common Stock. No assurance can be given that any of the values reflected in the table will be achieved.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

	Securities Underlying		Value of
	Unexercised		Unexercised
	Options at		In-the-Money Options at
	December 31, 2002(#)(1)		December 31, 2002($)(1)

Name	Exercisable	Unexercisable	Exercisable/Unexercisable

Michael C. Mayer	26,850	3,150	$257,430	$11,183
Linda J. Miles	24,250	3,000	$224,325	($600)

(1)	Based on the fair market value of the Company’s Common Stock at December 31, 2002 of $19.80 per share less the applicable exercise price per share. The fair market value of the Company’s Common Stock at December 31, 2002 was determined based on the last reported sale of the Company’s Common Stock in 2002, which occurred on December 28, 2002.

Employment contracts, change in control agreements and termination of employment

Effective April 2001, Redding Bancorp and Redding Bank of Commerce entered into a four-year employment agreement with its President and Chief Executive Officer, Michael C. Mayer. The agreement provides for, among other things, (a) a base salary of $115,000 per year, which the Executive Compensation Committee of the Board of Directors can adjust annually at its discretion; (b) profit sharing of 3.14% of pretax earnings that exceed a 20% return on beginning shareholder equity, which the Executive Compensation Committee of the Board of Directors can adjust annually at its discretion; (c) a discretionary bonus of up to $25,000 based upon the Company’s financial and growth results; (d) four weeks annual vacation; (e) an automobile of predetermined value, including expenses; (f) supplemental retirement benefits (see “Salary Continuation Plan” below); (h) Country Club membership dues; (I) health and life insurance benefits that are now or may hereinafter be in effect for all other full time employees; and (J) reimbursement for ordinary and necessary expenses incurred by Mr. Mayer in connection with his employment.

Upon Mr. Mayer’s termination for “cause”, Mr. Mayer will be entitled to no additional compensation except all salary earned prior to the date of termination, plus any accrued profit sharing and vacation benefit. Upon termination at the sole and absolute discretion of the Board of Directors, Mr. Mayer will be entitled to one year of Mr. Mayer’s then total compensation package. In the event of a change in control, Mr. Mayer will be entitled to the then full compensation package for a period of eighteen months.

Effective April 2001, Redding Bancorp and Redding Bank of Commerce also entered into a four-year employment agreement with its Executive Vice President and Chief Financial Officer, Linda J. Miles. The agreement provides for, among other things, (a) a base salary of $93,000 per year, which the Executive Compensation Committee of the Board of Directors can adjust annually at its discretion; (b) profit sharing of 1.97% of pretax earnings that exceed a 20% return on beginning shareholder equity, which the Executive Compensation Committee of the Board of Directors can adjust annually at its discretion; (c) a discretionary bonus of up to $20,000 based upon the Company’s financial and growth results; (d) four weeks annual vacation; (e) an automobile of predetermined value, including expenses; (f) supplemental retirement benefits (see “Salary Continuation Plan” below); (h) Country Club membership dues; (I) health and life insurance benefits that are now or may hereinafter be in effect for all other full time employees; and (J) reimbursement for ordinary and necessary expenses incurred by Ms. Miles in connection with her employment.

Upon Ms. Miles termination for “cause”, Ms. Miles will be entitled to no additional compensation except all salary earned prior to the date of termination, plus any accrued profit sharing and vacation benefit. Upon termination at the sole and absolute discretion of the Board of Directors, Ms. Miles will be entitled to one year of Ms. Miles then total compensation package. In the event of a change in control, Ms. Miles will be entitled to the then full compensation package for a period of eighteen months.

Salary Continuation Plan

In April 2001, the Board of Directors approved the implementation of the Executive Salary Continuation Plan (SCP), which is a non-qualified executive benefit plan in which the bank agrees to pay the executive additional benefits in the future in return for continued satisfactory performance by the executive. Benefits under the salary continuation plan include income generally payable commencing upon a designated retirement date for twenty years, disability or termination of employment, and a death benefit for the participants designated beneficiaries. Key-man life insurance policies were purchased as an investment to offset the bank’s contractual obligation to pay pre-retirement death benefits and to recover the bank’s cost of providing benefits. The executive is the insured under the policy, while the bank is the owner and beneficiary. The insured executive has no claim on the insurance policy, its cash value or the proceeds thereof.

The retirement benefit is derived from accruals to a benefit account during the participant’s employment. At the end of the executive’s period of service, the aggregate amount accrued should equal the then present value of the benefits expected to be paid to the executive.

Upon termination of employment for “cause”, the participant forfeits all benefits. The participant is entitled to all vested benefits in the case of termination without “cause”; however, if a participant voluntarily resigns prior to reaching normal retirement age, his or her benefits are reduced by accrual amounts not yet funded. Upon a change of control, the participant is entitled to the full retirement benefit.

Stock Price Performance Graph

The following graph compares the Company’s cumulative total return to shareholders during the past five years with that of the Standard & Poor’s 500 Composite Stock Index (the “S&P”) and the SNL Securities <$250M Bank Asset-Size Index (the “SNL Securities Index”). The stock price performance shown on the following graph is not necessarily indicative of future performance of the Company’s Common Stock.

Redding Bancorp

Stock Performance Graph(1)

SNL Securities LC ©2003	(804) 977-1600

(1)  Assumes $100 invested on December 31, 1997, in the Company’s Common Stock, the S&P and the SNL Securities Index. Assumes reinvestment of dividends. Source: SNL Securities (share prices for the Company’s Common Stock was furnished to SNL Securities through the OTC-BB).

Discussion of proposals recommended by the Board of Directors

Proposal 1
Election of Directors

The Board of Directors have nominated ten persons for election at the Annual Meeting. If you elect them, they will hold office until the election of their successors at the Annual Meeting in 2004, or until they resign.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternatives. The Board of Directors has no reason to believe that its nominees would prove unable to serve if elected.

The Board of Directors recommends a vote FOR the election of each of the ten nominees for director.

Brief summaries of the background and business experience of each of the nominees covering at least the last five years follow:

Robert C. Anderson, born in 1933, has served as Chairman of the Board of the Company since the Company’s incorporation in January 1982 and is a member of the Loan, Asset/Liability, Audit, Long Range Planning Committees, Chairman of the Executive Compensation, and Chairman of the Executive Committees of the Board. Mr. Anderson has retired as a Certified Public Accountant and most recently from public service as a member of the City Council and mayor of the City of Redding.

Welton L. Carrel, born in 1937, has served as a director of the Company since January 1982. Mr. Carrel is retired. From 1961 to 1989, he was President of Western Business Equipment d.b.a. Carrel’s Office Machines. Mr. Carrel is a member of the Audit, and Loan committees of the Board of Directors.

Russell L. Duclos, born in 1939, has served as a director of the Company since July 1997. From July 1997 through December 2000, Mr. Duclos served as President and Chief Executive Officer of the Bank and from January 2001 through April 2001 as President and Chief Executive Officer of the Holding Company. Mr. Duclos is Chairman of the Asset/Liability Committee, and presently serves on the Loan committee of the Board of Directors.

John C. Fitzpatrick, born in 1935, has been a director of the Company since January 1982. Mr. Fitzpatrick has been Chief Executive Officer of Carbonated Industries since 1986. From 1986 to 2001, Mr. Fitzpatrick served as President and Chief Executive Officer of Pepsi Cola Bottling Company of Northern California. From 1962 to 1985, Mr. Fitzpatrick was President and Chief Executive Officer of McColl’s Dairy Milk and Ice Cream. Mr. Fitzpatrick also serves as Secretary of John Fitzpatrick & Sons, Inc., a company engaged in the real estate investment business. Mr. Fitzpatrick serves as Chairman of the Long Range Planning Committee and is a member of the Executive, Executive Compensation, and Audit Committees of the Board of Directors.

Kenneth R. Gifford, Jr., born in 1945, has served as a director of the Company since January 1998. Mr. Gifford has been a director, President and Chief Executive Officer of Gifford Construction, Inc. since 1972. Mr. Gifford is a member of the Audit, Executive Committee, Executive Compensation and Long Range Planning Committees of the Board of Directors.

Harry L. Grashoff, Jr., born in 1935, and has served as a director of the Company since January 1982. Mr. Grashoff is retired. From 1982 to July 1997, Mr. Grashoff was President and Chief Executive Officer of the Company. Mr. Grashoff serves as Chairman of the Loan committee and is a member of the Executive, Long Range Planning, and Asset/Liability committees of the Board of Directors.

Michael C. Mayer, born in 1956 has served as President and Chief Executive Officer of the Bank and a director of the Company since January 2001. From April 1997 to May 2000, he served as Executive Vice President and Chief Credit Officer of the Bank. From May 2000 to January 2001, he served as Executive Vice President and Chief Operating Officer of the Bank. Before joining Redding Bank of Commerce, Mr. Mayer was Senior Vice President and Senior Loan Officer at another northern California independent bank. Mr. Mayer presently serves on the Executive, Asset/Liability, Loan and Long Range Planning Committees of the Board of Directors.

Eugene L. Nichols, born in 1934, has been a director of the Company since January 1982. He is a General Partner, President and Chief Executive Officer and founding principal of Nichols, Melburg and Rossetto and Associates, an architectural firm, a position he has held since 1981. Mr. Nichols serves on the Audit, and Long Range Planning Committees of the Board of Directors.

David H. Scott, born in 1944, has been a director of the Company since April 1997. He is a partner of D. H. Scott & Company, LLP., a public accounting firm, a position he has held since 1986. Mr. Scott serves as chairman of the and is a member of the Executive Compensation, Asset/Liability and Loan committees of the Board of Directors.

Lyle L. Tullis, born in 1950, has been a director of Redding Bank of Commerce since November 2002, and will become a director of the Company at this election. Since 1976, he has served as president of Tullis & Heller, Inc. a general engineering construction company. His company specializes in public works projects that include grading and paving. Mr. Tullis is the current District Chairman of the Eureka and Shasta Districts of the Associated General Contractors of California. Mr. Tullis will serve on the Audit and Long Range Planning Committees of the Board of Directors.

None of the directors were selected pursuant to arrangements or understandings other than with the directors and shareholders of the Company acting within their capacity as such. There are no family relationships between any of the directors, and none of the directors serve as a director of any other company which has a class of securities registered under, or subject to periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940.

Proposal 2
Amendment to Section 3.2 the Company’s Bylaws, Number and Qualification of Directors.

The number of directors of the Corporation shall not be less than seven (7) nor more than eleven (11) until changed by an amendment of the articles of incorporation or by a bylaw amendment of the articles of incorporation or by a bylaw amending this Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors will be fixed from time to time, within limits specified in the articles of incorporation or in this Section 3.2, by bylaw or amendment thereof or by resolution duly adopted by a vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the Board of Directors.

The Board of Directors recommends a vote FOR the amendment to the Corporate bylaws expanding the directors seats to not less than seven(7) nor more than eleven (11) seats.

Proposal 3
Ratification of the appointment of independent auditors

The Company has elected to submit the appointment of auditors to the shareholders for ratification each year, but is not required to do so, and in the event the appointment is not approved by shareholders, management will review the future selection of auditors.

Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ended December 31, 2002, subject to ratification by the shareholders. Representatives of Deloitte & Touche LLP are not expected to be present at the Annual Meeting.

The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche LLP as the Company’s independent auditors for the year ended December 31, 2002.

Other Business

Requirements, including deadlines for submissions or proposals, nomination of Directors and other Shareholder business

Under the Rules of the SEC, if a shareholder wants to include a proposal in the Company’s Proxy Statement and form of proxy for presentation at the Company’s 2004 Annual Meeting of Shareholders, the proposal must be received by the Company at its principal administrative offices located at 1951 Churn Creek Road, Redding, California by November 20, 2003.

Under the Company’s bylaws, as permitted by the SEC, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.

Nomination of directors must be made by notification in writing delivered or mailed to the President of the Company at the Company’s principal executive offices not less than 30 days or more than 60 days prior to any meeting of shareholders called for election of directors. The Company’s annual meeting of shareholders is generally held on the third Tuesday of May. If the Company’s 2003 Annual Meeting of Shareholders is held on schedule, the Company must receive notice of any nomination no earlier than March 20, 2003, and no later than April 20, 2003. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. If the Chairman of the meeting acknowledges the nomination of a person not made in compliance with the foregoing procedures, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when the nomination is made at the meeting.

Notice of any business item proposed to be brought before an annual meeting by a shareholder must be received by the Secretary of the Company not less than 70 days or more than 90 days before the annual meeting. If the Company’s 2004 Annual Meeting of Shareholders is held on schedule, the Company must receive notice of any proposed business item no earlier than February 20, 2004, and no later than March 10, 2004. If the Company does not receive timely notice, the Company’s bylaws preclude consideration of the business item at the annual meeting.

The Company’s bylaws also provide that notices regarding nomination of directors must contain certain information about the director nominee. With respect to notice of a proposed item of business, the bylaws provide that the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and certain information regarding the shareholder giving the notice. Shareholders may obtain a copy of the Company’s bylaws by sending a written request to the Secretary of the Company at the Company’s principal executive offices.

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Whether or not you intend to be present at the Annual Meeting, we request you to return your signed proxy promptly.

By Order of the Board of Directors,

/s/ David H. Scott

David H. Scott, Corporate Secretary

Redding, California
April 4, 2003

Appendix A

Audit Committee Charter

To comply with the fiduciary responsibility in protecting the assets of the bank for its customers and shareholders, the Board of Directors believes that it is prudent to adopt a sound and extensive Audit Committee Charter.

Role and Independence

The Audit Committee of the Board of Directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company and other such duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgement, and shall meet the director independence requirements for serving on s as set forth in the corporate governance standards of the NASDAQ.

The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the Company. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with the full power to retain counsel or other experts for this purpose.

The Board of Directors shall appoint one member of the Audit Committee as chairperson. This person plays a pivotal role in Audit Committee effectiveness. He or she will be responsible for the leadership of the committee, including preparing the agenda, presiding over meetings, making committee assignments, and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the President, Chief Financial Officer, and the lead Independent Audit Partner.

Responsibilities

The Audit Committee’s primary responsibilities include:

•	Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the Company. In doing so, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor’s independence, and recommend to the board any actions necessary to oversee the auditor’s independence.

•	Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

•	Providing guidance and oversight to the internal audit activities of the Company, including reviewing the organization, plans and results of such activities.

•	Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of recorded audit adjustments and any other inquiries as may be appropriate.

•	Reviewing with management the quarterly financial information filed in the Company’s Form 10-Q. This review may be performed by telephone in a joint conference call with the Chairman of the Audit Committee and the Chief Financial Officer.

•	Discussing with management the internal auditors and the external auditors the quality and adequacy of the Company’s internal controls.

•	Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

•	Reporting activities to the full board and issuing annually a report to be included in the proxy statement (including oversight conclusions) for submission to shareholders.

It is the policy of the Board of Directors that a system of internal controls be maintained sufficient to provide reasonable assurance that assets are safeguarded, transactions are properly authorized and recorded, and reasonable, detailed records are maintained which accurately reflect the financial activities.

To monitor the effectiveness of the system of internal controls, the Board of Directors established an audit and review policy as follows:

Audit and Review — Certified Public Accounting Firm

It is the policy of the Board of Directors to engage a qualified certified public accounting firm to conduct a full audit of financial statements at least once annually. This will constitute the annual “Director examination”. Credit quality reviews are scheduled annually to support the audit and may be performed by parties other than the certified public accounting firm selected to conduct the financial statement audit.

Audit and Review — In House

The Board of Directors recognizes that it is not necessary or economically feasible for the Bank to employ a full time internal auditor. However, the Board of Directors may elect to have an outside auditor perform audits of policies and procedures and an outside auditor to perform an independent loan review for compliance, documentation and appropriate grading.

Although outside consultants, these auditors will be considered our “In-house” auditors. The Board of Directors will outline the scope of the audits on an annual basis, and will communicate the scope with the auditors.

The Director’s Audit Committee may consult with and have the Company’s Certified Public Accountants review the scope and work papers of the in-house auditors, and make a recommendation to the Board of Directors as to the need to employ a full time internal auditor.

Examination and Review — Regulatory Agencies

It is the policy of the Board of Directors that results from examinations and audits conducted by Regulatory Agencies such as the Department of Financial Institutions, Federal Reserve Board and the FDIC are fully disclosed to the Board of Directors. Further, it is Board policy that at least one representative from the Directors will be included in the exit review conducted by regulatory personnel with the management of the Company.

Redding Bancorp
This proxy is solicited on behalf of the Board of Directors.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Redding Bancorp and the accompanying Proxy Statement dated April 4, 2003 and revoking any proxy heretofore given, hereby constitute(s) and appoint(s) Robert C. Anderson and Michael C. Mayer, and each of them with full power of substitution, as attorney and proxy of the undersigned, to attend the 2003 Annual Meeting of Shareholders of Redding Bancorp to be held at 5:00p.m. on May 20, 2003, in the lobby of Redding Bank of Commerce located at 1951 Churn Creek Road, Redding, California, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated on the reverse.

(Continued, and to be marked, dated and signed, on the other side)
Fold and Detach Here

This proxy when properly executed will be voted in the manner, directed by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees listed under Item 1 and in favor of Items 2 and 3.

The Board of Directors recommends a vote FOR Items 1 through 3, below.

ELECTION OF DIRECTORS
☐ For all nominees listed to the left (except	01 Robert C. Anderson	02 Welton L. Carrell
as marked to the contrary)	03 Russell L. Duclos	04 John C. Fitzpatrick
	05 Kenneth R. Gifford, Jr.	06 Harry L. Grashoff, Jr.
☐ WITHHOLD AUTHORITY to vote for all	07 Michael C. Mayer	08 Eugene L. Nichols
nominees	09 David H. Scott	10 Lyle L. Tullis

(INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee’s name listed above.)

2.     AMEND SECTION 3.2 OF THE CORPORATION’S BYLAWS, NUMBER AND QUALIFICATION OF DIRECTORS TO NOT LESS THAN SEVEN (7) NOR MORE THAN ELEVEN (11) SEATS.

☐ For	☐ Against	☐ Abstain

3.     RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS THE COMPANYS INDEPENDENT AUDITORS.

☐ For	☐ Against	☐ Abstain

1.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

2.	Please sign exactly as the name appears herein. When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, Trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND
RETURN THE PROXY PROMPTLY
USING THE ENCLOSED ENVELOPE.

Signature

Signature
Date: ,2003

Fold and Detach Here and Read the Reverse Side

Vote by telephone
Quick ** Easy ** Immediate

Your vote is important! — You can vote in one of two ways:

1.	TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch-tone telephone 24-hours a day 7 days a week.

There is NO CHARGE to you for this call. — Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

Option 1:	To vote as the Board of Directors recommends on ALL proposals, press 1.
Option 2:	If you choose to vote on each Proposal separately, press 0. You will hear these instructions:

Proposal 1 — To vote FOR ALL Nominees, Press 1; to WITHHOLD FOR ALL nominees, press 9, to WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Proposal 2 — To vote FOR, press 1; AGAINST, press 9, ABSTAIN, Press 0 and listen to the instructions.

When asked, please confirm by pressing 1.

The instructions are the same for all remaining proposals.

Or

2.     VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.